Exhibit 99.1

The Lovesac Company Announces First Quarter Fiscal 2021 Financial Results

First Quarter Net Sales Increased 32.8%

First Quarter Comparable Sales Increased 50.0%

STAMFORD, Conn., June 09, 2020 (GLOBE NEWSWIRE) -- The Lovesac Company (Nasdaq: LOVE) (“Lovesac” or the “Company”) today announced its financial results for the first quarter of fiscal 2021, which ended May 3, 2020.

Shawn Nelson, Chief Executive Officer, stated, “Amid the global dislocation caused by the COVID-19 pandemic, Lovesac’s first quarter results affirm the resilience and compassion of our team, the benefit of our diversified channel mix, and the fundamental appeal of the Lovesac brand. These positive attributes contributed to the quarter’s strong results with nearly 33% total company sales growth, including a 255% increase in our e-commerce sales. We were also pleased that our operating loss improved by almost $1 million from the prior year period despite our entire fleet of showrooms being closed for half the quarter.”

Mr. Nelson added, “Lovesac’s origins as an ‘e-commerce-first’ platform confers a distinct competitive advantage in this environment. Our logistical expertise, processes, and cultural underpinnings are evident in our shippable product offering, agile and lean multi-channel operating model, and dynamic digital marketing efforts. As we move into the re-opening phase, we are taking a thoughtful and measured approach to re-opening showrooms, governed by local regulations and with the health and safety of our employees and customers as our highest priority. The power of our business model, the execution and commitment of our entire team, combined with our strong balance sheet and financial position, will continue to serve us well as we move into this next phase and beyond.”

Key Measures for the First Quarter Ending May 3, 2020:

(Dollars in millions, except per share amounts)

	Quarter Ended May 3, 2020	Quarter Ended May 5, 2019	% Inc (Dec)
Net Sales	$54.4	$41.0	32.8%
Gross Profit[1]	$27.3	$21.0	30.0%
Gross Margin[1]	50.2%	51.3%	(110) bps
Total Operating Expense	$35.7	$30.3	17.6%
SG&A	$25.8	$23.9	8.3%
Advertising & Marketing	$8.2	$5.4	52.0%
Total SG&A as % of Net Sales	47.5%	58.3%	(1080) bps
Advertising & Marketing as % of Net Sales	15.1%	13.2%	190 bps
Basic and Diluted EPS Loss	($0.58)	($0.67)	(13.4%)
Net loss	($8.3)	($9.1)	(8.3%)
Adjusted EBITDA	($5.7)	($4.7)	22.1%
Cash used in Operations	($0.5)	($8.2)	(93.7%)

[1]	Estimated gross 25% tariff impact for the first quarter of fiscal 2021 to Gross Profit and Gross Margin was $2.4 million and 447 bps, respectively. Estimated gross 10% tariff impact for the first quarter of fiscal 2020 to Gross Profit and Gross Margin was $1.0 million and 248 bps, respectively.

	Percent Increase (Decrease), ecept showroom count
	Quarter Ended May 3, 2020	Quarter Ended May 5, 2019
Total Comparable Sales (2)(3)	50.0%	43.1%
Comparable Showroom Sales (3)	(31.7%)	31.7%
Comparable Internet Sales (3)	258.3%	83.8%
Ending Showroom Count	91	78

[2]	Total comparable sales include showroom and internet transactions through the point of sale.

[3]	Comparable sales reflect transactions through the point of sale and not necessarily product that has shipped to the customer. Product that has shipped to the customer is what is included in Net Sales. Showrooms were closed as required by local and state laws as a result of the Covid-19 pandemic effective March 18, 2020 through the remainder of the first quarter.

Highlights for the First Quarter Ended May 3, 2020:

The net sales increase of 32.8% was driven by an increase in internet sales of 255.4%, an increase of 11.0% in “Other” sales (which includes shop in shops and pop-up shops), partially offset by a decrease in showroom sales of (32.7%) due to the impact of showroom closures related to COVID-19.

The gross profit increase of 30.0% was primarily due to the increase in net sales, partially offset by the impact of tariffs. The approximately 110 basis point decrease in gross margin versus the prior year period reflects an increase of approximately 300 basis points in distribution and tariff related expenses, partially offset by improvements of approximately 190 basis points in product costs as a result of vendor negotiations associated with tariff mitigation and continued shift of product sourcing from China to Vietnam and Malaysia.

SG&A expense in the first quarter of fiscal 2021 and first quarter of fiscal 2020 included less than $0.2 million of other non-recurring expenses related to financing and executive recruitment fees, respectively. SG&A expense as a percent of net sales decreased 1080 basis points primarily due to leverage of employment costs, rent and professional fees as well as a decrease in equity-based compensation, partially offset by increases in selling related expenses.

Advertising and marketing expense in the first quarter of fiscal 2021 increased approximately 52% over the prior year quarter principally due to increased media and direct-to-consumer program spend which contributed to the first quarter sales increase over the prior year period.

Operating loss was $8.4 million in the first quarter of fiscal 2021 compared to $9.3 million in the prior year period. Operating margin improved to (15.4%) of net sales from (22.8%) of net sales in the prior year period.

Net loss was $8.3 million in the first quarter of fiscal 2021 compared to $9.1 million in the prior year period.

Other Financial Highlights as of May 3, 2020:

The cash and cash equivalents balance as of May 3, 2020 was $45.5 million as compared to $35.7 million as of May 5, 2019. There was no debt outstanding on the Company’s line of credit as of May 3, 2020 and May 5, 2019, respectively. The Company’s availability under the line of credit was $11.4 million as of May 3, 2020 and $12.5 million as of May 5, 2019.

Total inventory was $33.4 million as of May 3, 2020 as compared to $30.9 million as of May 5, 2019.

Conference Call Information:

A conference call to discuss the first quarter of fiscal 2021 financial results is scheduled for today, June 9, 2020, at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 877-407-3982 (international callers please dial 201-493-6780) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.lovesac.com.

A recorded replay of the conference call will be available within two hours of the conclusion of the call and can be accessed online at investor.lovesac.com for 90 days.

About The Lovesac Company

Based in Stamford, Connecticut, The Lovesac Company is a direct-to-consumer specialty furniture brand with 91 retail showrooms supporting its ecommerce delivery model. Lovesac’s name comes from its original Durafoam filled beanbags called Sacs. The Company derives a majority of its current sales from its proprietary platform called Sactionals, a washable, changeable, reconfigurable, and FedEx- shippable solution for large upholstered seating. Founder and CEO, Shawn Nelson’s, “Designed for Life” philosophy emphasizes sustainable products that are built to last a lifetime and designed to evolve with the customer’s needs, providing long-term utility and ultimately reducing the amount of furniture discarded into landfills.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): Adjusted Net Loss and Adjusted EBITDA. We define Adjusted EBITDA as net loss less interest income, plus income tax expense, depreciation and amortization, management fees, deferred rent, equity-based compensation, net (gain) or loss on the disposal of property and equipment, one-time IPO-related expenses, and fees associated with fundraising and reorganizing activities. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures hereunder. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP, such as net income/loss. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Cautionary Statement Concerning Forward Looking Statements

Certain statements either contained in or incorporated by reference into this communication, other than purely historical information, including estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often, but not always, made through the use of words or phrases such as “may,” “believe,” “anticipate,” “could,” “should,” “intend,” “plan,” “will,” “aim(s),” “can,” “would,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “approximately,” “potential,” “goal,” “pro forma,” “strategy,” “outlook” and similar expressions. All statements, other than statements of historical facts, included in or incorporated by reference into this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. These statements are based on management’s current expectations and/or beliefs and assumptions that management considers reasonable, which assumptions may or may not prove correct. We may not actually achieve the plans, carry out the intentions or meet the expectations disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. The preliminary financial results included in this press release represent the most current information available to management. The Company’s actual results when disclosed on the Company’s first quarter fiscal year 2021 earnings conference call may differ from these preliminary results as a result of the completion of the Company’s financial closing procedures; final adjustments; completion of the audit by the Company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Among the key factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are the effect and consequences of the novel coronavirus public health crisis on matters including U.S. and local economies, our business operations and continuity, our ability to re-open showrooms and those showrooms to remain open, the health and productivity of our associates, the ability of third-party providers to continue uninterrupted service, the timing of openings of new showrooms that further shift expected growth to later periods, risks related to tariffs, the countermeasures and mitigation steps that we adopt in response to tariffs and other similar issues, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on our investor relations website at investor.lovesac.com and on the SEC website at www.sec.gov. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. We disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

Investor Relations Contact:

Rachel Schacter, ICR

(203) 682-8200

InvestorRelations@lovesac.com

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	May 3,	February 2,
	2020	2020
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$45,478,559	$48,538,827
Trade accounts receivable	7,076,590	7,188,925
Merchandise inventories	33,419,165	36,399,862
Prepaid expenses and other current assets	5,901,175	8,050,122

Total Current Assets	91,875,489	100,177,736

Property and Equipment, Net	24,429,058	23,844,261

Other Assets
Goodwill	143,562	143,562
Intangible assets, net	1,479,346	1,352,161
Deferred financing costs, net	158,673	146,047

Total Other Assets	1,781,581	1,641,770

Total Assets	$118,086,128	$125,663,767

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$17,396,215	$19,887,611
Accrued expenses	6,915,766	8,567,580
Payroll payable	2,085,322	887,415
Customer deposits	4,738,974	1,653,597
Sales taxes payable	1,145,967	1,404,792
Total Current Liabilities	32,282,244	32,400,995

Deferred rent	3,248,543	3,108,245

Total Liabilities	35,530,787	35,509,240

Stockholders’ Equity
Preferred Stock $.00001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of May 3, 2020 and February 2, 2020.	-	-
Common Stock $.00001 par value, 40,000,000 shares authorized, 14,508,387 shares issued and outstanding as of May 3, 2020 and 14,472,611 shares issued and outstanding as of February 2, 2020.	145	145
Additional paid-in capital	169,065,775	168,317,210
Accumulated deficit	(86,510,579)	(78,162,828)

Stockholders’ Equity	82,555,341	90,154,527

Total Liabilities and Stockholders’ Equity	$118,086,128	$125,663,767

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Thirteen weeks ended
	May 3, 2020	May 5, 2019
Net sales	$54,372,407	$40,958,363
Cost of merchandise sold	27,088,838	19,965,868
Gross profit	27,283,569	20,992,495
Operating expenses
Selling, general and administration expenses	25,831,402	23,861,612
Advertising and marketing	8,195,585	5,389,330
Depreciation and amortization	1,635,660	1,065,617
Total operating expenses	35,662,647	30,316,559

Operating loss	(8,379,078)	(9,324,064)
Interest income, net	56,356	234,563
Net loss before taxes	(8,322,722)	(9,089,501)
Provision for income taxes	(25,029)	(12,276)
Net loss	$(8,347,751)	$(9,101,777)

Net loss per common share:
Basic and diluted	$(0.58)	$(0.67)

Weighted average number of common shares outstanding:
Basic and diluted	14,480,081	13,669,944

THE LOVESAC COMPANY

BASIC AND DILUTED NET LOSS PER COMMON SHARE

(unaudited)

	Thirteen weeks ended
	May 3, 2020	May 5, 2019
Numerator:
Net loss – Basic and diluted	$(8,347,751)	$(9,101,777)
Preferred dividends and deemed dividends	-	-
Net loss attributable to common shares	(8,347,751)	(9,101,777)
Denominator:
Weighted average number of common shares for basic and diluted net loss per share	14,480,081	13,669,944
Basic and diluted net loss per common share	$(0.58)	$(0.67)

THE LOVESAC COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Thirteen weeks ended
	May 3, 2020	May 5, 2019

Cash Flows from Operating Activities
Net loss	$(8,347,751)	$(9,101,777)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of property and equipment	1,557,289	1,016,035
Amortization of other intangible assets	78,371	49,583
Amortization of deferred financing fees	19,726	12,171
Net loss on disposal of property and equipment	-	46,857
Equity based compensation	898,077	3,222,563
Deferred rent	140,298	11,772
Changes in operating assets and liabilities:
Trade accounts receivable	112,335	(1,043,903)
Merchandise inventories	2,980,698	(4,762,440)
Prepaid expenses and other current assets	2,166,595	(409,621)
Accounts payable and accrued expenses	(3,204,128)	2,527,119
Customer deposits	3,085,377	271,536
Net Cash Used in Operating Activities	(513,114)	(8,160,105)
Cash Flows from Investing Activities
Purchase of property and equipment	(2,142,086)	(1,930,145)
Payments for patents and trademarks	(205,556)	(77,448)
Net Cash Used in Investing Activities	(2,347,642)	(2,007,593)
Cash Flows from Financing Activities
Taxes paid for net share settlement of equity awards	(149,512)	(3,164,132)
Proceeds from the issuance of warrants, net	-	4,000
Paydowns of line of credit	-	(31,373)
Payments of deferred financing costs	(50,000)	-
Net Cash Used in by Financing Activities	(199,512)	(3,191,505)
Net Change in Cash and Cash Equivalents	(3,060,268)	(13,359,203)
Cash and Cash Equivalents - Beginning	48,538,827	49,070,952
Cash and Cash Equivalents - Ending	$45,478,559	$35,711,749
Supplemental Cash Flow Disclosures
Cash paid for taxes	$25,029	$12,276
Cash paid for interest	$16,816	$8,392

THE LOVESAC COMPANY

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(unaudited)

	Thirteen weeks ended
	May 3,	May 5,
	2020	2019
(dollars in thousands)
Net loss	$(8,348)	$(9,102)
Interest income, net	(56)	(235)
Taxes	25	12
Depreciation and amortization	1,636	1,066
EBITDA	(6,743)	(8,259)
Management fees (a)	125	164
Deferred Rent (b)	(8)	12
Equity-based compensation (c)	898	3,223
Loss on disposal of property and equipment (d)	-	47
Other non-recurring expenses (e)	36	150
Adjusted EBITDA	$(5,692)	$(4,663)

(a)	Represents management fees and expenses charged by our equity sponsors.

(b)	Represents the difference between rent expense recorded and the amount paid by the Company. In accordance with generally accepted accounting principles, the Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease terms.

(c)	Represents expenses associated with stock options and restricted stock units granted to our associates and board of directors.

(d)	Represents the loss on disposal of fixed assets.

(e)	Other non-recurring expenses in the thirteen weeks ended May 3, 2020 are made up of $36 in professional and legal fees related to financing initiatives. Other expenses in the thirteen weeks ended May 5, 2019 are made up of $150 in recruitment fees to build executive management team and Board of Directors.